Exhibit 10.1

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT, FIXTURE FILING AND ASSIGNMENT OF PRODUCTION

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY AND FUTURE ADVANCE PROVISIONS.  THIS INSTRUMENT COVERS THE INTEREST OF GRANTOR IN MINERALS OR THE LIKE (INCLUDING OIL AND GAS) BEFORE EXTRACTION AND THE SECURITY INTEREST CREATED BY THIS INSTRUMENT ATTACHES TO SUCH MINERALS AS EXTRACTED AND TO THE ACCOUNTS RESULTING FROM THE SALE THEREOF AT THE WELLHEAD.  THIS INSTRUMENT COVERS THE INTEREST OF GRANTOR IN FIXTURES.  THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS.  PRODUCTS OF THE COLLATERAL ARE ALSO COVERED.

A POWER OF SALE HAS BEEN GRANTED IN THIS DEED OF TRUST.  A POWER OF SALE MAY ALLOW THE TRUSTEE OR BENEFICIARY TO TAKE THE COLLATERAL AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY GRANTOR UNDER THIS DEED OF TRUST

FROM

ZAZA ENERGY, LLC
(Grantor and Debtor)

TO

Mauri J. Cowen, Trustee for the benefit of

U.S. Bank National Association, as Collateral Agent (Beneficiary)
for the benefit of itself and the Holders, as defined below
(Secured Parties)

April 6, 2012

For purposes of filing this Deed of Trust as a financing statement, the mailing address for Debtor is 1301 McKinney, Suite 2850, Houston, Texas 77010, its jurisdiction of organization is the State of Texas and its organizational number is 0801094301.  The mailing address of Beneficiary is 5555 San Felipe Street, 11th Floor, Houston, Texas 77056, Attention:  Mauri J. Cowen, Facsimile No.:  (713) 235-9213.

Texas Deed of Trust

***********************************

This instrument, prepared by Maria S. Kim, Skadden, Arps, Slate, Meagher & Flom LLP, 1000 Louisiana, Suite 6800, Houston, Texas 77002, (713) 655-5100, contains after-acquired property provisions and covers future advances and proceeds to the fullest extent allowed by applicable law.

ATTENTION RECORDING OFFICER: This instrument is a deed of trust and mortgage covering both real and personal property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code in effect in the State of Texas.  This instrument creates a lien on rights in or relating to lands of Grantor which are described in Exhibit A hereto or in documents described in such Exhibit A.

RECORDED DOCUMENT SHOULD BE RETURNED TO:

Bingham McCutchen LLP

One State Street

Hartford, CT 06103-3178

Attention:  Heather Wenzel

DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT, FIXTURE FILING AND ASSIGNMENT OF PRODUCTION

WHEREAS, this instrument (the “Deed of Trust”) is made as of April 6, 2012 to be effective as of February 21, 2012 (the “Effective Date”), and executed and delivered by ZaZa Energy, LLC ( “Grantor” or “Debtor”), to Mauri J. Cowen as Trustee, for the benefit of U.S. Bank National Association in its capacity as the collateral agent on behalf, and for the benefit, of the Holders (as hereinafter defined) (“Beneficiary,” with Beneficiary and the Holders collectively called the “Secured Parties”).  The addresses of Grantor, Beneficiary, and the Trustee appear in Section 7.13 of this Deed of Trust.

Recitals

A.                                   ZaZa Energy Corporation, a Delaware corporation (“Grantor Parent”), entered into that certain Securities Purchase Agreement, dated as of February 21, 2012 (as the same from time to time hereafter may be amended, restated, supplemented or otherwise modified, the “Securities Purchase Agreement”), by and among Grantor Parent and the Purchasers (as defined in the Securities Purchase Agreement) named therein, pursuant to which, subject to the terms and conditions set forth therein, Grantor Parent agreed to issue and sell to such Purchasers, and such Purchasers purchased from Grantor Parent, the Notes (as defined in the Securities Purchase Agreement).

B.                                     Grantor is a Subsidiary (as defined in the Securities Purchase Agreement) and a member of an affiliated group of companies that includes Grantor Parent and other Subsidiaries of Grantor Parent, and the proceeds from the issuance and sale of the Notes under the Securities Purchase Agreement will be used, in part, to enable Grantor Parent, Grantor and such other Subsidiaries to make transfers among themselves in connection with their respective operations.  Grantor will receive direct and indirect benefits from the issuance of the Notes and the other transactions contemplated by the Securities Purchase Agreement.

C.                                     Grantor and certain other Subsidiaries of Grantor Parent executed and delivered to the Secured Parties (as defined below) that certain Guaranty Agreement, dated as of February 21, 2012 (as the same from time to time hereafter may be amended, restated, supplemented or otherwise modified, the “Guaranty”), pursuant to which they guarantee the full, complete and final payment and performance of the “Guaranteed Obligations” (as defined in the Guaranty).

D.                                    The Purchasers purchased the Notes as provided in the Securities Purchase Agreement and otherwise agreed to make, extend and maintain certain financial accommodations to Grantor Parent as provided in the Transaction Documents, but only upon the condition, among others, that Grantor shall have executed and delivered this Deed of Trust to Trustee and Beneficiary, on behalf and for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor (a) wishes to make this Deed of Trust for the benefit of Beneficiary to secure the Obligations (as defined herein), and (b) hereby agrees as follows:

ARTICLE I
Definitions

1.1                                 Terms Defined Above or in Securities Purchase Agreement.  Capitalized terms defined above have the meanings so given to them.  Capitalized terms defined in the Securities Purchase Agreement that are used in this Deed of Trust but that are not otherwise defined in this Deed of Trust have the meanings given to those terms in the Securities Purchase Agreement.

1.2                                 Certain Definitions.  In addition to the terms defined above or in the Securities Purchase Agreement, as used in this Deed of Trust the following terms have the following meanings:

“Claims” has the meaning set forth in Section 3.7.

“Collateral” means the Realty Collateral, Personalty Collateral and Fixture Collateral.

“Contracts” means all contracts, agreements, operating agreements, farm-out or farm-in agreements, sharing agreements, mineral purchase agreements, contracts for the purchase, exchange, transportation, processing or sale of Hydrocarbons, rights-of-way, easements, surface leases, equipment leases, permits, franchises, licenses, pooling or unitization agreements, and unit or pooling designations and orders now or hereafter affecting any of the Oil and Gas Properties, Operating Equipment, Fixture Operating Equipment, or Hydrocarbons now or hereafter produced from any of the Oil and Gas Properties, or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting or marketing oil, gas or other minerals produced from any of the Oil and Gas Properties, and all as such contracts and agreements as they may be amended, restated, modified, substituted or supplemented from time-to-time.

“Credit Parties” has the meaning given to that term in the Securities Purchase Agreement.

“Event of Default” has the meaning set forth in Section 5.1.

“Fixture Collateral” means all of Grantor’s interest now owned or hereafter acquired in and to all Fixture Operating Equipment and all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions thereof, thereto or therefor.

“Fixture Operating Equipment” means any of the items described in the first sentence of the definition of “Operating Equipment” set forth below and which as a result of being incorporated into realty or structures or improvements located therein or thereon, with the intent that they remain there permanently, constitute fixtures under the laws of the state in which such equipment is located.

“Holders” means the holders from time to time of the Notes in accordance with the Securities Purchase Agreement.

“Hydrocarbon Interests” means rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, mineral term interests, subleases, farm-outs, overriding royalty and royalty interests, net profit interests, carried interests, back-in interests, reversionary interests, production payment interests, and other similar mineral interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products and proceeds therefrom.

“Indemnified Parties” has the meaning set forth in Section 3.7.

“Obligations” means:

(a)                                  The Guaranteed Obligations;

(b)                                 All other indebtedness, obligations, and liabilities of the Credit Parties or any of their respective Subsidiaries arising under the Securities Purchase Agreement, this Deed of Trust, any Guaranty Agreement, or any of the other Transaction Documents;

(c)                                  All other indebtedness, obligations and liabilities of any kind of Grantor or any of its Subsidiaries owing to any of the Holders now existing or hereafter arising under or pursuant to any Transaction Document, whether fixed or contingent, joint or several, direct or indirect, primary or secondary, and regardless of how created or evidenced;

(d)                                 All sums advanced or costs or expenses incurred by Beneficiary or any of the other Holders (whether by it directly or on its behalf by the Trustee), which are made or incurred pursuant to, or allowed by, the terms of this Deed of Trust plus interest thereon from the date of the advance or incurrence until reimbursement of Beneficiary or such Holder charged at the Reimbursement Rate;

(e)                                  All future advances or other value, of whatever class or for whatever purpose, at any time hereafter made or given by Beneficiary or any of the Holders to any Credit Party or any of their respective Subsidiaries under or pursuant to any Transaction Document, whether or not the advances or value are given pursuant to a commitment, whether or not the advances or value are presently contemplated by the parties hereto, and whether or not Grantor is indebted to any Holder at the time of such events; and

(f)                                    All renewals, extensions, modifications, amendments, rearrangements and substitutions of all or any part of the above whether or not Grantor executes any agreement or instrument.

“Oil and Gas Property” or “Oil and Gas Properties” means (a) the Hydrocarbon Interests described in Exhibit A-1 attached hereto and made a part hereof for all purposes including the net revenue interests warranted in Exhibit A-1 and any reversionary or carried interests relating to any of the foregoing; (b) the Properties now or hereafter pooled or unitized with the Hydrocarbon Interests described in Exhibit A-1; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby that may affect all or any portion of the Hydrocarbon Interests described in Exhibit A-1, including all production units, drilling and spacing units (and the Properties covered thereby), those units which may be described or referred to on Exhibit A-1 and any other units created by agreement or designation or under orders, regulations, rules or other official acts of any Governmental Authority; (d) the surface leases described in Exhibit A-1; (e) any and all non-consent interests owned or held by, or otherwise benefiting, Grantor and arising out of, or pursuant to, any of the Contracts; (f) all Hydrocarbons in and under and that may be produced and saved or attributable to the Hydrocarbon Interests described in Exhibit A-1, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (g) any other interest in, to or relating to (i) all or any part of the land described in Exhibit A-1, the land relating to, or described in, the leases set forth in Exhibit A-1 or in the documents described in Exhibit A-1, or (ii) any of the estates, property rights or other interests referred to above, (h) any instrument executed in amendment, correction, modification, confirmation, renewal or extension of the interests described in clause (a) above, and (i) all tenements, hereditaments, appurtenances and Properties, whether now existing or hereafter obtained, but in any manner appertaining, belonging, affixed or incidental to or in connection with any of the aforesaid.

“Operating Equipment” means, whether now owned or hereafter acquired, the following owned by Grantor:  all surface or subsurface machinery, equipment, facilities, supplies or other Property of whatsoever kind or nature now or hereafter located on any of the Oil and Gas Properties which are useful for the production, treatment, storage or transportation of Hydrocarbons, including the wells described on Exhibit A-2 and all other oil wells, gas wells, water wells, injection wells, casing, tubing, rods, pumping units and engines, trees, derricks, separators, gun barrels, flow lines, pipelines, tanks, gas systems (for gathering, treating and compression), water systems (for treating, disposal and injection), supplies, wells, power plants, poles, cables, wires, meters, processing plants, compressors, dehydration units, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks, shipping facilities and all additions, substitutes and replacements for, and accessories and attachments to, any of the foregoing.  Operating Equipment shall not include any items incorporated into realty or structures or improvements located therein or thereon in such a manner that they no longer remain personalty under the laws of the state in which such equipment is located.

“Permitted Liens” means the Liens permitted by paragraph 7B(1) of the Securities Purchase Agreement.

“Person” means any natural person, corporation, business trust, joint venture, trust, association, company (whether limited in liability or otherwise), partnership (whether limited in liability or otherwise) or Governmental Authority, or any other entity, in any case, whether acting in a personal, fiduciary or other capacity.

“Personalty Collateral” means all of Grantor’s right, title and interest now owned or hereafter acquired in and to (a) all Operating Equipment, (b) all Hydrocarbons severed and extracted from or attributable to the Oil and Gas Properties, including oil in tanks and all other “as-extracted” collateral from or attributable to the Oil and Gas Properties, (c) all accounts (including accounts resulting from the sale of Hydrocarbons at the wellhead), contract rights and general intangibles, including all accounts, contract rights and general intangibles now or hereafter arising from any of the Contracts regardless of whether any of the foregoing is in connection with the sale or other disposition of any Hydrocarbons or otherwise, including all Liens securing the same, (d) all proceeds and products of the Realty Collateral and any other contracts or agreements relating to the Realty Collateral, (e) all information concerning the Oil and Gas Properties and all wells located thereon, including abstracts of title, title opinions, geological and geophysical information and logs, lease files, well files, and other books and records (including computerized records and data), (f) any deposit or time accounts with any Holder, including Grantor’s operating bank account and all funds and investments therein, (g) any options or rights of first refusal to acquire any Realty Collateral, and (h) all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions of, to or for any of the foregoing.

“Property” means any property of any kind, whether real, personal, or mixed and whether tangible or intangible.

“Realty Collateral” means all of Grantor’s right, title and interest now owned or hereafter acquired in and to the Oil and Gas Properties, including any access rights, water and water rights, and all unsevered and unextracted Hydrocarbons (even though Grantor’s interest therein may be incorrectly described in, or a description of a part or all of such interest may be omitted from, Exhibit A).

“Reimbursement Rate” means the lesser of (i) the Default Rate as that term is defined in the Securities Purchase Agreement, and (ii) the maximum non-usurious rate under applicable law.

“Security Termination” means the full, complete and indefeasible final payment and performance of the Obligations.

1.3                                 Construction.  All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined.  Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Deed of Trust, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Deed of Trust shall refer to this Deed of Trust as a whole and not to any particular provision of this Deed of Trust.  As used herein, the term “including” means “including, without limitation”.  Exhibit A when referenced herein include any subparts thereof (e.g. Exhibit “A-1”, Exhibit “A-2”).

ARTICLE II
Creation of Security

2.1                                 Conveyance and Grant of Lien.  In consideration of the advances or extensions by the Holders to the Credit Parties of the funds or credit constituting the Obligations, and in further consideration of the mutual covenants contained herein, Grantor, by this Deed of Trust hereby GRANTS, CONVEYS, SELLS, TRANSFERS and ASSIGNS with a general warranty of title, for the uses, purposes and conditions hereinafter set forth, all of its right, title and interest in and to the Realty Collateral, the Personalty Collateral and the Fixture Collateral unto Trustee, and to his successor or successors or substitutes IN TRUST, WITH POWER OF SALE, to secure the payment and performance of the Obligations for the benefit of Beneficiary on behalf, and for the benefit, of itself and the Holders.

TO HAVE AND TO HOLD the Realty Collateral, the Personalty Collateral and Fixture Collateral unto the Trustee and his successors or substitutes in trust and to his and their successors and assigns forever for the benefit of Beneficiary on behalf, and for the benefit, of itself and the Holders, together with all and singular the rights, hereditaments and appurtenances thereto in anywise appertaining or belonging, to secure payment of the Obligations and the performance of the covenants of Grantor contained in this Deed of Trust.  Grantor does hereby bind itself, its successors and assigns, to warrant and forever defend all and singular the Realty Collateral, the Personalty Collateral and the Fixture Collateral unto the Trustee and his successors or substitutes in trust, and their successors and assigns, against every Person whomsoever lawfully claiming or to claim the same, or any part thereof.

Subject, however, to the condition that none of Beneficiary and the Holders shall be liable in any respect for the performance of any covenant or obligation of Grantor in respect of the Collateral.  Any reference in Exhibit A to the name of a well shall not be construed to limit the Collateral to the well bore of such well or in the proration units.  It is Grantor’s intention that this instrument cover Grantor’s entire right, title and interest in the lands, leases, units and other interests set forth in Exhibit A.

2.2                                 Security Interest.  For the same consideration and to further secure the Obligations, Grantor hereby grants to the to the Beneficiary, on behalf of and for the benefit of itself and the other Secured Parties a security interest in and to the Collateral.

2.3                                 Assignment of Liens and Security Interests.  For the same consideration and to further secure the Obligations, Grantor hereby assigns and conveys to Beneficiary for its benefit and the benefit of the other Secured Parties any security interests held by Grantor arising under section 9.343(a) of the Texas Business and Commerce Code and the Liens granted to Grantor pursuant to section 9.343(d) attributable to the interest of Grantor in the Hydrocarbons.

ARTICLE III
Proceeds from Production

3.1                                 Assignment of Production.

(a)                                  In order to further secure the Obligations, Grantor has assigned, transferred, conveyed and delivered and does hereby assign, transfer, convey and deliver unto Beneficiary, effective as of the Effective Date at 7:00 a.m. Houston, Texas time, all Hydrocarbons produced from, and which are attributable to, Grantor’s interest, now owned or hereafter acquired, in and to the Oil and Gas Properties, or are allocated thereto pursuant to pooling or unitization orders, agreements or designations, and all proceeds therefrom.

(b)                                 Subject to the provisions of Section 3.1(c) and (f) below, all parties producing, purchasing, taking, possessing, processing or receiving any production from the Oil and Gas Properties, or having in their possession any such production, or the proceeds therefrom, for which they or others are accountable to Beneficiary by virtue of the provisions of this Section 3.1, are authorized and directed by Grantor to treat and regard Beneficiary as the assignee and transferee of Grantor and entitled in its place and stead to receive the Hydrocarbons described in Section 3.1(a) and the proceeds therefrom.

(c)                                  Subject to the provisions of Section 3.1(f) below, Grantor directs and instructs each of the parties described in Section 3.1(b) to pay to Beneficiary, for its benefit and the ratable benefit of the other Holders, all of the proceeds of the Hydrocarbons described in Section 3.1(a) until such time as such party has been furnished evidence that all of the Obligations have been paid and that the Lien evidenced hereby has been released.  Grantor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders, and other instruments as may be reasonably required or desired by Beneficiary or any party in order to have said revenues and proceeds so paid to Beneficiary.  None of such parties shall have any responsibility for the application of any such proceeds received by Beneficiary.  Subject to the provisions of Section 3.1(f) below, Grantor authorizes Beneficiary to receive and collect all proceeds of such Hydrocarbons.

(d)                                 Subject to the provisions of Section 3.1(f) below, Grantor will execute and deliver to Beneficiary any instruments Beneficiary may from time to time reasonably request for the purpose of effectuating this assignment and the payment to Beneficiary of the proceeds assigned.

(e)                                  Neither the foregoing assignment nor the exercise by Beneficiary of any of its rights herein shall be deemed to make Beneficiary a “mortgagee-in-possession” or otherwise responsible or liable in any manner with respect to the Oil and Gas Properties or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Beneficiary, in person or by agent, assumes actual possession thereof, nor shall appointment of a receiver for the Oil and Gas Properties by any court at the request of Beneficiary or by agreement with Grantor or the entering into possession of the Oil and Gas Properties or any part thereof by such receiver be deemed to make Beneficiary a “mortgagee-in-possession” or otherwise responsible or liable in any manner with respect to the Oil and Gas Properties or the use, occupancy, enjoyment or operation of all or any portion thereof.

(f)                                    Notwithstanding anything to the contrary contained herein, so long as no Event of Default shall have occurred and is continuing, Grantor shall (without the joinder, or the specific consent, of Beneficiary) have the right to collect all revenues and proceeds attributable to the Hydrocarbons described in Section 3.1(a) or the products obtained or processed therefrom, as well as any Liens and security interests securing any sales of said Hydrocarbons and to retain, use and enjoy same.

(g)                                 Following an Event of Default, Beneficiary may endorse and cash any and all checks and drafts payable to the order of Grantor or Beneficiary for the account of Grantor, received from or in connection with the proceeds of the Hydrocarbons described in Section 3.1(a), and the same may be applied as provided herein.  Beneficiary may execute any transfer or division orders in the name of Grantor or otherwise, with warranties and indemnities binding on Grantor; provided that Beneficiary shall not be held liable to Grantor for, nor be required to verify the accuracy of, Grantor’s interests as represented therein.

(h)                                 Following an Event of Default, Beneficiary shall have the right at Beneficiary’s election and in the name of Grantor, or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by Beneficiary in order to collect the proceeds of the Hydrocarbons described in Section 3.1(a) and to protect the interests of Beneficiary or Grantor, with all costs, expenses and attorneys fees incurred in connection therewith being paid by Grantor.  In addition, should any purchaser taking production from the Oil and Gas Properties fail to pay promptly to Beneficiary in accordance with this Article III, Beneficiary shall have the right to demand a change of connection and to designate another purchaser with whom a new connection may be made without any liability on the part of Beneficiary in making such election, so long as ordinary care is used in the making thereof, and upon failure of Grantor to consent to such change of connection, the entire amount of all the Obligations may, at the option of Beneficiary, be immediately declared to be due and payable and subject to foreclosure hereunder.

(i)                                     Without in any way limiting the effectiveness of the foregoing provisions, if Grantor receives any proceeds which under this Section 3.1 are payable to Beneficiary, Grantor shall hold the same in trust and remit such proceeds, or cause them to be remitted, immediately, to Beneficiary.

3.2                                 Application of Proceeds.  All payments received by Beneficiary pursuant to this Article III attributable to the interest of Grantor in and to the Hydrocarbons shall be applied in the order provided in Section 7(h) of the Security Agreement (as defined in the Securities Purchase Agreement).

3.3                                 Grantor’s Payment Duties.  Except as provided in Section 7.18, nothing contained herein will limit Grantor’s absolute duty to make payment of the Obligations regardless of whether the proceeds assigned by this Article III are sufficient to pay the same, and the receipt by Beneficiary of proceeds from Hydrocarbons under this Deed of Trust will be in addition to all other security now or hereafter existing to secure payment of the Obligations.

3.4                                 Liability of Secured Parties.  The Secured Parties are hereby absolved from all liability to Grantor for failure to enforce collection of any of such proceeds, and from all other responsibility to Grantor in connection therewith except the responsibility to account to Grantor for proceeds actually received by Beneficiary.

3.5                                 Actions to Effect Assignment.  Subject to the provisions of Sections 3.1(c) and 3.1(f), Grantor covenants to cause all operators, pipeline companies, production purchasers and other remitters of said proceeds to pay promptly to Beneficiary the proceeds from such Hydrocarbons in accordance with the terms of this Deed of Trust, and to execute, acknowledge and deliver to said remitters such division orders, transfer orders, certificates and other documents as may be necessary, reasonably requested or proper to effect the intent of this assignment; and Beneficiary shall not be required at any time, as a condition to its right to obtain the proceeds of such Hydrocarbons, to warrant its title thereto or to make any guaranty whatsoever.  In addition, Grantor covenants to provide to Beneficiary the name and address of every such remitter of proceeds from such Hydrocarbons, together with a copy of the applicable division orders, transfer orders, sales contracts and governing instruments.  All expenses incurred by the Trustee or Beneficiary in the collection of said proceeds shall be repaid promptly by Grantor; and prior to such repayment, such expenses shall be a part of the Obligations secured hereby.  If under any existing Contracts for the sale of Hydrocarbons, other than division orders or transfer orders, any proceeds of Hydrocarbons are required to be paid by the remitter direct to Grantor so that under such existing Contracts payment cannot be made of such proceeds to Beneficiary in the absence of foreclosure, Grantor’s interest in all proceeds of Hydrocarbons under such existing Contracts shall, when received by Grantor, constitute trust funds in Grantor’s hands for the benefit of Beneficiary, and shall be immediately paid over to Beneficiary.

3.6                                 Power of Attorney.  Without limitation upon any of the foregoing, Grantor hereby designates and appoints Beneficiary as true and lawful agent and attorney-in-fact (with full power of substitution, either generally or for such periods or purposes as Beneficiary may from time to time prescribe), with full power and authority, for and on behalf of and in the name of Grantor, to execute, acknowledge and deliver all such division orders, transfer orders, certificates and other documents of every nature, with such provisions as may from time to time, in the opinion of Beneficiary, be necessary or proper to effect the intent and purpose of the assignment contained in this Article III; and Grantor shall be bound thereby as fully and effectively as if Grantor had personally executed, acknowledged and delivered any of the foregoing orders, certificates or documents.  The powers and authorities herein conferred on Beneficiary may be exercised by Beneficiary through any Person who, at the time of exercise, is the president, a vice president or other officer of Beneficiary.  The power of attorney conferred by this Section 3.6 is granted for valuable consideration and coupled with an interest and is irrevocable as long as Security Termination has not occurred.  Any Person dealing with Beneficiary, or any substitute, shall be fully protected in treating the powers and authorities conferred by this Section 3.6 as continuing in full force and effect until advised by Beneficiary that Security Termination has occurred.

3.7                                 Indemnification.  GRANTOR AGREES TO INDEMNIFY BENEFICIARY, THE TRUSTEE AND THE HOLDERS, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (COLLECTIVELY, THE “INDEMNIFIED PARTIES”) FROM, AND DISCHARGE, RELEASE AND HOLD EACH OF THEM HARMLESS AGAINST ALL LOSSES, DAMAGES,

CLAIMS, ACTIONS, LIABILITIES, JUDGMENTS, COSTS, ATTORNEYS FEES OR OTHER CHARGES OF WHATSOEVER KIND OR NATURE (HEREAFTER REFERRED TO AS “CLAIMS”) MADE AGAINST, IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM AS A CONSEQUENCE OF THE ASSERTION EITHER BEFORE OR AFTER THE PAYMENT IN FULL OF THE OBLIGATIONS THAT ANY OF THE INDEMNIFIED PARTIES RECEIVED HYDROCARBONS OR PROCEEDS PURSUANT TO THIS DEED OF TRUST OR PURSUANT TO ANY RIGHT PROVIDED UNDER APPLICABLE LAW TO COLLECT PROCEEDS DIRECTLY FROM ACCOUNT DEBTORS WHICH ARE CLAIMED BY THIRD PERSONS.  THE INDEMNIFIED PARTIES WILL HAVE THE RIGHT TO EMPLOY ATTORNEYS AND TO DEFEND AGAINST ANY SUCH CLAIMS AND UNLESS FURNISHED WITH REASONABLE INDEMNITY, THE INDEMNIFIED PARTIES WILL HAVE THE RIGHT TO PAY OR COMPROMISE AND ADJUST ALL SUCH CLAIMS.  GRANTOR WILL INDEMNIFY AND PAY TO THE INDEMNIFIED PARTIES ALL SUCH AMOUNTS AS MAY BE PAID IN RESPECT THEREOF, OR AS MAY BE SUCCESSFULLY ADJUDICATED AGAINST ANY OF THE INDEMNIFIED PARTIES.  THE INDEMNITY UNDER THIS SECTION 3.7 SHALL APPLY TO CLAIMS ARISING OR INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED’S OWN NEGLIGENCE BUT SHALL NOT APPLY TO CLAIMS ARISING OR INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  THE LIABILITIES OF GRANTOR AS SET FORTH IN THIS SECTION 3.7 SHALL SURVIVE THE TERMINATION OF THIS DEED OF TRUST.

ARTICLE IV
Grantor’s Warranties and Covenants

4.1                                 Payment of Obligations.  Grantor covenants that Grantor shall timely pay and perform the Obligations secured by this Deed of Trust.

4.2                                 Representations and Warranties.  Grantor represents and warrants as follows:

(a)                                  Incorporation of Representations and Warranties from Securities Purchase Agreement.  The representations and warranties applicable to Grantor and to its Properties contained in Section 7 of the Guaranty are hereby confirmed and restated, each such representation and warranty, together with all related definitions and ancillary provisions, being hereby incorporated into this Deed of Trust by reference as though specifically set forth in this Section.

(b)                                 Title to Collateral.  Grantor has good and defensible title to its Properties constituting Realty Collateral, and good title to its Properties constituting Personalty and Fixture Collateral, in each case, free from all Liens other than Permitted Liens.  The descriptions of quantum and nature of the interests of Grantor set forth in Exhibit A include the entire interests of Grantor in the Oil and Gas Properties and are complete and accurate in all material respects.  There are no “back-in” or “reversionary” interests held by third parties which could reduce the interests of Grantor in the Oil and Gas Properties as set forth Exhibit A other than such interests provided for in the Hess Agreements.  No operating or other agreement to which Grantor is a party or by which Grantor is bound affecting any part of the Collateral requires Grantor to bear any of the costs relating to the Collateral greater than the leasehold interest of Grantor in such portion of the Collateral.  Grantor’s ownership of the Hydrocarbons and the undivided interests therein as specified in Exhibit A will, after giving full effect to all Liens permitted hereby, afford Grantor not less than those net interests (expressed as a fraction, percentage or decimal) in the production from or which is allocated to such Hydrocarbons specified as net revenue interest in Exhibit A and will cause Grantor to bear not more than that portion (expressed as a fraction, percentage or decimal), specified as working interest in Exhibit A, of the costs of drilling, developing and operating the wells identified in Exhibit A.

(c)                                  Pricing.  The prices being received for the production of Hydrocarbons do not violate, in any material respect, any Contract or any law or regulation.  Where applicable, all of the wells located on the Oil and Gas Properties and production of Hydrocarbons therefrom have been properly classified, in all material respects, under appropriate governmental regulations.

(d)                                 Gas Regulatory Matters.  Grantor has filed with the appropriate state and federal agencies all necessary rate and collection filings and all necessary applications for well determinations under the Natural Gas Act of 1938, as amended, the Natural Gas Policy Act of 1978, as amended, and the rules and regulations of the Federal Energy Regulatory Commission thereunder and comparable state laws and regulations, and each such application has been approved by or is pending before the appropriate state or federal agency.

(e)                                  Drilling Obligations.  There are no obligations under any Oil and Gas Property or Contract which require the drilling of additional wells or operations to earn or to continue to hold any of the Oil and Gas Properties in force and effect, except for oil and gas leases and term assignments that are still within their primary term (each of which will require drilling operations to perpetuate it beyond its primary term), and the standard provision in certain oil and gas leases and term assignments that requires either production or operations to perpetuate each respective lease after the expiration of its primary term.

(f)                                    Refund Obligations.  Grantor has not collected any proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties which are subject to any refund obligation.

(g)                                 Grantor’s Address.  The address of Grantor’s place of business, residence, chief executive office and office where Grantor keeps its records concerning accounts, contract rights and general intangibles is as set forth in Section 7.13, and there has been no change in the location of Grantor’s place of business, residence, chief executive office and office where it keeps such records and no change of Grantor’s name during the four months immediately preceding the Effective Date.  Grantor hereby represents and warrants that its organizational number is 0801094301, the state of its formation is Texas, and the correct spelling of its name is as set forth in its signature block below.

4.3                                 Further Assurances.

(a)                                  Grantor covenants that Grantor shall execute and deliver such other and further instruments, and shall do such other and further acts as in the opinion of Beneficiary may be necessary or reasonably desirable to carry out more effectively the purposes of this Deed of Trust, including without limiting the generality of the foregoing, (i) prompt correction of any defect in the execution or acknowledgment of this Deed of Trust, any written instrument comprising part or all of the Obligations, or any other document used in connection herewith; (ii) prompt correction of any defect which may hereafter be discovered in the title to the Collateral;

(iii) prompt execution and delivery of all division or transfer orders or other instruments which in Beneficiary’s opinion are required to transfer to Beneficiary, for its benefit and the ratable benefit of the other Holders, the assigned proceeds from the sale of Hydrocarbons from the Oil and Gas Properties; and (iv) prompt payment when due and owing of all taxes, assessments and governmental charges imposed on this Deed of Trust, upon the interest of Beneficiary or the Trustee, or upon the income and profits from any of the Collateral.

(b)                                 Grantor covenants that Grantor shall maintain and preserve the Lien and security interest herein created so long as Security Termination has not occurred.

4.4                                 Operation of Equipment and Fixtures.  As long as Security Termination has not occurred, Grantor shall (at Grantor’s own expense) cause the Operating Equipment and the Fixture Operating Equipment to be kept in good and effective operating condition, ordinary wear and tear excepted, and cause to be made all repairs, renewals, replacements, additions and improvements thereof or thereto, necessary or reasonably appropriate in connection with the production of Hydrocarbons from the Oil and Gas Properties.

4.5                                 Recording.  Grantor hereby authorizes Beneficiary, at Grantor’s own expense, to record, register, deposit and file this Deed of Trust and every other instrument in addition or supplement hereto, including applicable financing statements which have been delivered to Grantor prior to filing, in such offices and places within the state where the Collateral is located and in the state where Grantor is registered as a limited liability company or other entity and at such times and as often as may be necessary to preserve, protect and renew the Lien and security interest herein created on real or personal property as the case may be, and otherwise shall do and perform all matters or things necessary or expedient to be done or observed for the purpose of effectively creating, perfecting, maintaining and preserving the Lien and security interest created hereby in and on the Collateral.

4.6                                 Insurance.  To the extent that insurance is carried by a third-party operator on behalf of Grantor, upon request by Beneficiary, Grantor shall use its reasonable efforts to obtain and provide Beneficiary with copies of certificates of insurance showing Grantor as a named insured.  Grantor hereby assigns to Beneficiary for its benefit and the benefit of the other Holders any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any of the Collateral and Beneficiary may receive such monies and apply all or any part of the sums so collected, at its election, toward payment of the Obligations, whether or not such Obligations are then due and payable, in such manner as Beneficiary may elect.  Subject to the terms of the Securities Purchase Agreement, any insurance proceeds received by Grantor shall be held in trust for the benefit of Beneficiary, shall be segregated from other funds of Grantor and shall be forthwith paid over to Beneficiary.

ARTICLE V
Default

5.1                                 Events of Default.  An Event of Default as provided in the Securities Purchase Agreement shall constitute an “Event of Default” under this Deed of Trust.

5.2                                 Acceleration Upon Default.  Upon the occurrence and during the continuance of any Event of Default (other than pursuant to clause (viii), (ix) or (x) of paragraph 8A of the Securities Purchase Agreement), Beneficiary may, or shall at the request of the Required Noteholders, declare the entire unpaid principal of, and the interest accrued on, and the Premium and all other amounts owed in connection with, the Obligations to be forthwith due and payable, whereupon the same shall become immediately due and payable without any protest, presentment, demand, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by Grantor.  If an Event of Default pursuant to clause (viii), (ix) or (x) of paragraph 8A of the Securities Purchase Agreement has occurred, the entire unpaid principal of and interest accrued on, and the Premium and all other amounts owed in connection with, the Obligations shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including any notice of intent to accelerate or notice of acceleration) all of which are hereby expressly waived by Grantor.  Whether or not Beneficiary or the Required Noteholders elect to accelerate as herein provided, Beneficiary may simultaneously, or thereafter, without any further notice to Grantor, exercise any other right or remedy provided in this Deed of Trust or otherwise existing under the Securities Purchase Agreement or any other Transaction Document or any other agreement, document, or instrument evidencing obligations owing from Grantor to any of the Holders.

ARTICLE VI
Beneficiary’s Rights

6.1                                 Rights to Realty Collateral Upon Default.

(a)                                  Operation of Property by Beneficiary.  Upon the occurrence and during the continuance of an Event of Default, and in addition to all other rights of Beneficiary, Beneficiary shall have the following rights and powers (but no obligation):

(i)                                     To enter upon and take possession of any of the Realty Collateral and exclude Grantor therefrom;

(ii)                                  To hold, use, administer, manage and operate the Realty Collateral to the extent that Grantor could do so, and without any liability to Grantor in connection with such operations; and

(iii)                               To the extent that Grantor could do so, to collect, receive and receipt for all Hydrocarbons produced and sold from the Realty Collateral, to make repairs, to purchase machinery and equipment, to conduct workover operations, to drill additional wells, and to exercise every power, right and privilege of Grantor with respect to the Realty Collateral.

Beneficiary may designate any person, firm, corporation or other entity to act on its behalf in exercising the foregoing rights and powers.  When and if the expenses of such operation and development (including costs of unsuccessful workover operations or additional wells) have been paid, and Security Termination has occurred, the Realty Collateral shall be returned to Grantor (provided there has been no foreclosure sale).

(b)                                 Judicial Proceedings.  Upon the occurrence and during the continuance of an Event of Default, the Trustee and/or Beneficiary, in lieu of or in addition to exercising the power of sale hereafter given, may proceed by a suit or suits, in equity or at law (i) for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, (ii) for the appointment of a receiver whether there is then pending any foreclosure hereunder or the sale of the Realty Collateral, or (iii) for the enforcement of any other appropriate legal or equitable remedy; and further, in lieu of the non-judicial power of sale granted herein for Collateral located in the State of Texas, the Trustee may proceed by suit for a sale of the Realty Collateral.

(c)                                  Foreclosure by Private Power of Sale of Collateral.  Upon the occurrence and during the continuance of an Event of Default, the Trustee shall have the right and power to sell, as the Trustee may elect, all or a portion of the Collateral at one or more sales as an entirety or in parcels, in accordance with section 51.002 of the Texas Property Code, as amended from time to time (or any successor provisions of Texas governing real property foreclosure sales) or with any applicable state law.  Grantor hereby designates as Grantor’s address for the purpose of notice the address set out in Section 7.13; provided that Grantor may by written notice to Beneficiary designate a different address for notice purposes.  Any purchaser or purchasers will be provided with a special warranty conveyance binding Grantor and Grantor’s successors and assigns.  Sale of a part of the Realty Collateral will not exhaust the power of sale, and sales may be made from time to time until all of the Realty Collateral is sold or Security Termination has occurred.

(d)                                 Certain Aspects of Sale.  Beneficiary will have the right to become the purchaser at any foreclosure sale and to credit the then outstanding balance of the Obligations against the amount payable by Beneficiary as purchaser at such sale.  Statements of fact or other recitals contained in any conveyance to any purchaser or purchasers at any sale made hereunder will conclusively establish the occurrence of an Event of Default, any acceleration of the maturity of the Obligations, the advertisement and conduct of such sale in the manner provided herein, the appointment of any successor-Trustee hereunder and the truth and accuracy of all other matters stated therein.  Grantor does hereby ratify and confirm all legal acts that the Trustee may do in carrying out the Trustee’s duties and obligations under this Deed of Trust, and Grantor hereby irrevocably appoints Beneficiary to be the attorney-in-fact of Grantor and in the name and on behalf of Grantor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which Grantor ought to execute and deliver and do and perform any and all such acts and things which Grantor ought to do and perform under the covenants herein contained and generally to use the name of Grantor in the exercise of all or any of the powers hereby conferred on Trustee.  Upon any sale, whether under the power of sale hereby given or by virtue of judicial proceedings, it shall not be necessary for Trustee or any public officer acting under execution or by order of court, to have physically present or constructively in his possession any of the Collateral, and Grantor hereby agrees to deliver to the purchaser or purchasers at such sale on the date of sale the Collateral purchased by such purchasers at such sale and if it should be impossible or impracticable to make actual delivery of such Collateral, then the title and right of possession to such Collateral shall pass to the purchaser or purchasers at such sale as completely as if the same had been actually present and delivered.

(e)                                  Receipt to Holder.  Upon any sale made under the power of sale herein granted, the receipt of the Trustee will be sufficient discharge to the purchaser or purchasers at any sale for its purchase money, and such purchaser or purchasers, will not, after paying such purchase money and receiving such receipt of the Trustee, be obligated to see to the application of such purchase money or be responsible for any loss, misapplication or non-application thereof.

(f)                                    Effect of Sale.  Any sale or sales of the Realty Collateral will operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Grantor in and to the premises and the Realty Collateral sold, and will be a perpetual bar, both at law and in equity, against Grantor, Grantor’s successors or assigns, and against any and all Persons claiming or who shall thereafter claim all or any of the Realty Collateral sold by, through or under Grantor, or Grantor’s successors or assigns.  Nevertheless, if requested by the Trustee so to do, Grantor shall join in the execution and delivery of all proper conveyances, assignments and transfers of the Property so sold.  The purchaser or purchasers at the foreclosure sale will receive as incident to his, her, its or their own ownership, immediate possession of the Realty Collateral purchased and Grantor agrees that if Grantor retains possession of the Realty Collateral or any part thereof subsequent to such sale, Grantor will be considered a tenant at sufferance of the purchaser or purchasers and will be subject to eviction and removal by any lawful means, with or without judicial intervention, and all damages by reason thereof are hereby expressly waived by Grantor.

(g)                                 Application of Proceeds.  The proceeds of any sale of the Realty Collateral or any part thereof, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall either be, at the option of Beneficiary, applied at the time of receipt, or held by Beneficiary in a cash collateral account as additional Collateral, and in either case, applied in the order set forth in Section 3.2.

(h)                                 Grantor’s Waiver of Appraisement and Marshalling.  Grantor agrees, to the full extent that Grantor may lawfully so agree, that Grantor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law, now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, the absolute sale of the Collateral, including the Realty Collateral, or the possession thereof by any purchaser at any sale made pursuant to this Deed of Trust or pursuant to the decree of any court of competent jurisdiction; and Grantor, for Grantor and all who may claim through or under Grantor, hereby waives the benefit of all such laws and, to the extent that Grantor may lawfully do so under any applicable law, any and all rights to have the Collateral, including the Realty Collateral, marshaled upon any foreclosure of the Lien hereof or sold in inverse order of alienation.  Grantor agrees that the Trustee may sell the Collateral, including the Realty Collateral, in part, in parcels or as an entirety as directed by Beneficiary.

6.2                           Rights to Personalty Collateral Upon Default.  Upon the occurrence and during the continuance of an Event of Default, or at any time thereafter, Beneficiary or the Trustee may proceed against the Personalty Collateral in accordance with the rights and remedies granted herein with respect to the Realty Collateral, or will have all rights and remedies granted by the Uniform Commercial Code as in effect in Texas and this Deed of Trust.  Beneficiary shall have the right to take possession of the Personalty Collateral, and for this purpose Beneficiary may enter upon any premises on which any or all of the Personalty Collateral is situated and, to the extent that Grantor could do so, take possession of and operate the Personalty Collateral or remove it therefrom.  Beneficiary may require Grantor to assemble the Personalty Collateral and make it available to Beneficiary at a place to be designated by Beneficiary which is reasonably convenient to both parties.  Unless the Personalty Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Beneficiary will send Grantor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Personalty Collateral is to be made.  This requirement of sending reasonable notice will be met if such notice is mailed, postage prepaid, to Grantor at the address designated in Section 7.13 (or such other address as has been designated as provided herein) at least ten days before the time of the sale or disposition.  In addition to the expenses of retaking, holding, preparing for sale, selling and the like, Beneficiary will be entitled to recover attorney’s fees and legal expenses as provided for in this Deed of Trust and in the writings evidencing the Obligations before applying the balance of the proceeds from the sale or other disposition toward satisfaction of the Obligations.  Grantor will remain liable for any deficiency remaining after the sale or other disposition.  Grantor hereby consents and agrees that any disposition of all or a part of the Collateral may be made without warranty of any kind whether expressed or implied.

6.3                                 Rights to Fixture Collateral Upon Default.  Upon the occurrence and during the continuance of an Event of Default, Beneficiary may elect to treat the Fixture Collateral as either Realty Collateral or as Personalty Collateral (but not both) and proceed to exercise such rights as apply to the type of Collateral selected.

6.4                                 Account Debtors.  Beneficiary may, in its discretion, after the occurrence and during the continuance of an Event of Default, (a) notify any account debtor on any accounts constituting Collateral to make payments directly to Beneficiary, (b) instruct any party described in Section 3.1(b) to deliver all Hydrocarbons assigned to Beneficiary as described in Section 3.1(a) and all proceeds therefrom directly to Beneficiary, and (c) contact such account debtors and other parties directly to verify information furnished by Grantor with respect to such account debtors and such accounts.  Beneficiary shall not have any obligation to preserve any rights against prior parties.

6.5                                 Costs and Expenses.  All sums advanced or costs or expenses incurred by Beneficiary (either by it directly or on its behalf by the Trustee or any receiver appointed hereunder) in protecting and enforcing its rights hereunder shall constitute a demand obligation owing by Grantor to Beneficiary as part of the Obligations.  Grantor hereby agrees to repay such sums on demand plus interest thereon from the date of the advance or incurrence until reimbursement of Beneficiary at the Reimbursement Rate.

6.6                                 Set-Off.  Upon the occurrence and during the continuance of any Event of Default, Beneficiary shall have the right to set-off any funds of Grantor in the possession of Beneficiary against any amounts then due by Grantor to Beneficiary pursuant to this Deed of Trust.

ARTICLE VII
Miscellaneous

7.1                                 Successor Trustees.  The Trustee may resign in writing addressed to Beneficiary or be removed at any time with or without cause by an instrument in writing duly executed by Beneficiary.  In case of the death, resignation or removal of the Trustee, a successor Trustee may be appointed by Beneficiary by instrument of substitution complying with any applicable requirements of law, and in the absence of any requirement, without other formality other than an appointment and designation in writing.  The appointment and designation will vest in the named successor Trustee all the estate and title of the Trustee in all of the Collateral and all of the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee.  All references herein to the Trustee will be deemed to refer to any successor Trustee from time to time acting hereunder.

7.2                                 Advances by Beneficiary or The Trustee.  Each and every covenant of Grantor herein contained shall be performed and kept by Grantor solely at Grantor’s expense.  If Grantor fails to perform or keep any of the covenants of whatsoever kind or nature contained in this Deed of Trust, Beneficiary or any Holder (either by it directly or on its behalf by the Trustee or any receiver appointed hereunder) may, but will not be obligated to, make advances to perform the same on Grantor’s behalf, and Grantor hereby agrees to repay such sums and any attorneys’ fees incurred in connection therewith on demand plus interest thereon from the date of the advance until reimbursement of Beneficiary at the Reimbursement Rate.  In addition, Grantor hereby agrees to repay on demand any costs, expenses and attorney’s fees incurred by Beneficiary, the Holders or the Trustee which are to be obligations of Grantor pursuant to, or allowed by, the terms of this Deed of Trust, including such costs, expenses and attorney’s fees incurred pursuant to Section 3.1(h), Section 6.5 or Section 7.3, plus interest thereon from the date of the advance by Beneficiary or the Trustee until reimbursement of Beneficiary or the Trustee, respectively, at the Reimbursement Rate.  Such amounts will be in addition to any sum of money which may, pursuant to the terms and conditions of the written instruments comprising part of the Obligations, be due and owing.  No such advance will be deemed to relieve Grantor from any default hereunder.

7.3                                 Defense of Claims.  Grantor shall promptly notify Beneficiary in writing of the commencement of any legal proceedings affecting Grantor’s title to the Collateral or Beneficiary’s Lien or security interest in the Collateral, or any part thereof, and shall take such action, employing attorneys agreeable to Beneficiary, as may be necessary to preserve Grantor’s, the Trustee’s and Beneficiary’s rights affected thereby.  If Grantor fails or refuses to adequately or vigorously, in the sole judgment of Beneficiary, defend Grantor’s, the Trustee’s or Beneficiary’s rights to the Collateral, the Trustee or Beneficiary may take such action on behalf of and in the name of Grantor and at Grantor’s expense.  Moreover, Beneficiary or the Trustee, on behalf of Beneficiary, may take such independent action in connection therewith as they may in their discretion deem proper, including the right to employ independent counsel and to intervene in any suit affecting the Collateral.  All costs, expenses and attorneys’ fees incurred by Beneficiary or the Trustee pursuant to this Section 7.3 or in connection with the defense by Beneficiary of any claims, demands or litigation relating to Grantor, the Collateral or the transactions contemplated in this Deed of Trust shall be paid by Grantor on demand plus interest thereon from the date of such demand by Beneficiary or Trustee until reimbursement of Beneficiary or Trustee at the Reimbursement Rate.

7.4                                 Termination.  If Security Termination has occurred and the covenants herein contained are well and fully performed, then all of the Collateral will revert to Grantor to the extent not otherwise transferred or sold as permitted under law or under this Deed of Trust and the entire estate, right, title and interest of the Trustee and Beneficiary will thereupon cease; and

Beneficiary in such case shall, upon the request of Grantor and the payment by Grantor of all attorneys’ fees and other expenses, deliver to Grantor proper recordable instruments acknowledging the termination and release of this Deed of Trust.

7.5                                 Renewals, Amendments and Other Security.  Without notice or consent of Grantor, renewals and extensions of the written instruments constituting part or all of the Obligations may be given at any time and amendments may be made to agreements relating to any part of such written instruments or the Collateral.  Beneficiary may take or hold other security for the Obligations without notice to or consent of Grantor.  The acceptance of this Deed of Trust by Beneficiary shall not waive or impair any other security Beneficiary may have or hereafter acquire to secure the payment of the Obligations nor shall the taking of any such additional security waive or impair the Lien and security interests herein granted.  The Trustee or Beneficiary may resort first to such other security or any part thereof, or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action will not be a waiver of any rights conferred by this Deed of Trust.  This Deed of Trust may not be amended, waived or modified except in a written instrument executed by both Grantor and Beneficiary.

7.6                                 Security Agreement, Financing Statement and Fixture Filing.  This Deed of Trust will be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof if appropriate under applicable state law.  AS A FINANCING STATEMENT, THIS DEED OF TRUST IS INTENDED TO COVER ALL PERSONALTY COLLATERAL INCLUDING GRANTOR’S INTEREST IN ALL HYDROCARBONS AS AND AFTER THEY ARE EXTRACTED AND ALL ACCOUNTS ARISING FROM THE SALE THEREOF AT THE WELLHEAD.  THIS DEED OF TRUST SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO FIXTURE COLLATERAL INCLUDED WITHIN THE COLLATERAL.  This Deed of Trust shall be filed in the real estate records or other appropriate records of the county or counties in the state in which any part of the Realty Collateral and Fixture Collateral is located as well as the Uniform Commercial Code records of the Secretary of State or other appropriate office of the state in which any Collateral is located.  At Beneficiary’s request, Grantor shall deliver financing statements covering the Personalty Collateral, including all Hydrocarbons sold at the wellhead, and Fixture Collateral, which financing statements may be filed in the Uniform Commercial Code records or other appropriate office of the county or state in which any of the Collateral is located or in any other location permitted or required to perfect Beneficiary’s security interest under the Uniform Commercial Code.  In addition, Grantor hereby irrevocably authorizes Beneficiary and any affiliate, employee or agent thereof, at any time and from time to time, to file in any Uniform Commercial Code jurisdiction any financing statement or document and amendments thereto, without the signature of Grantor where permitted by law, in order to perfect or maintain the perfection of any security interest granted under this Deed of Trust.  A photographic or other reproduction of this Deed of Trust shall be sufficient as a financing statement.

7.7                                 Unenforceable or Inapplicable Provisions.  If any term, covenant, condition or provision hereof is invalid, illegal or unenforceable in any respect, the other provisions hereof will remain in full force and effect and will be liberally construed in favor of the Trustee and Beneficiary in order to carry out the provisions hereof.

7.8           Rights Cumulative.  Each and every right, power and remedy herein given to the Trustee or Beneficiary will be cumulative and not exclusive, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee, or Beneficiary, as the case may be, and the exercise, or the beginning of the exercise, of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy.  No delay or omission by the Trustee or by Beneficiary in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

7.9           Waiver by Beneficiary.  Any and all covenants in this Deed of Trust may from time to time by instrument in writing by Beneficiary (acting upon the direction of the Required Noteholders), be waived to such extent and in such manner as the Trustee or Beneficiary may desire, but no such waiver will ever affect or impair either the Trustee’s or Beneficiary’s rights hereunder, except to the extent specifically stated in such written instrument.

7.10         Terms.  The term “Grantor” as used in this Deed of Trust will be construed as singular or plural to correspond with the number of Persons executing this Deed of Trust as Grantor.  If more than one Person executes this Deed of Trust as Grantor, his, her, its, or their duties and liabilities under this Deed of Trust will be joint and several.  The terms “Beneficiary”, “Grantor”, and “Trustee” as used in this Deed of Trust include the heirs, executors or administrators, successors, representatives, receiver, trustees and assigns of those parties.  Unless otherwise defined herein or the context otherwise requires, terms used in this Deed of Trust which are defined in the Uniform Commercial Code of Texas are used with the meanings therein defined.

7.11         Counterparts.  This Deed of Trust may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical except that, to facilitate recordation, in any particular counties counterpart portions of Exhibit A that describe Properties situated in counties other than the counties in which such counterpart is to be recorded may have been omitted.

7.12         Governing Law.  This Deed of Trust shall be governed by and construed in accordance with the laws of the State of Texas.

7.13         Notice.  All notices required or permitted to be given by Grantor, Beneficiary or the Trustee shall be made in the manner set forth in the Securities Purchase Agreement and shall be addressed as follows:

Grantor:	ZaZa Energy, LLC
1301 McKinney, Suite 2850
Houston, Texas 77002
Attention: Charles Campesi
Facsimile No.: (713) 595-1919

Beneficiary:	U.S. Bank National Association
5555 San Felipe Street, 11th Floor
Attention: Mauri J. Cowen
Facsimile No.: (713) 235-9213

with a copy to:

Bingham McCutchen LLP
One State Street
Hartford, Connecticut 06103-3178
Attention: Daniel I. Papermaster
Facsimile No.: (860) 240-2521

Trustee:	Any notices to be given to the Trustee shall be delivered to Beneficiary

7.14         Duties of Trustee.  It shall be no part of the duty of the Trustee to see to any recording, filing or registration of this Deed of Trust or any other instrument in addition or supplemental hereto, or to see to the payment of or be under any duty with respect to any tax or assessment or other governmental charge which may be levied or assessed on the Collateral, any part thereof, or against Grantor, or to see to the performance or observance by Grantor of any of the covenants and agreements contained herein.  The Trustee shall not be responsible for the execution, acknowledgment or validity of this Deed of Trust or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of Beneficiary.  The Trustee shall have the right to seek the advice of counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel.  The Trustee shall not incur any personal liability hereunder except for his own willful misconduct; and the Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.

7.15         Condemnation.  All awards and payments heretofore and hereafter made for the taking of or injury to the Collateral or any portion thereof, whether such taking or injury be done under the power of eminent domain or otherwise, are hereby assigned, and shall be paid to Beneficiary.  Beneficiary is hereby authorized to collect and receive the proceeds of such awards and payments and to give proper receipts and acquittances therefor.  Grantor hereby agrees to make, execute and deliver, upon request, any and all assignments and other instruments sufficient for the purpose of confirming this assignment of the awards and payments to Beneficiary free and clear of any encumbrances of any kind or nature whatsoever.  Any such award or payment may, at the option of Beneficiary, be retained and applied by Beneficiary, after payment of attorneys’ fees, costs and expenses incurred in connection with the collection of such award or payment toward payment of all or a portion of the Obligations, whether or not the Obligations are then due and payable, or be paid over wholly or in part to Grantor for the purpose of altering, restoring or rebuilding any part of the Collateral which may have been altered, damaged or destroyed as a result of any such taking, or other injury to the Collateral.

7.16         Successors and Assigns.

(a)           This Deed of Trust is binding upon Grantor, Grantor’s successors and assigns, and shall inure to the benefit of each Holder (other than as set forth below) and each of its successors and assigns, and the provisions hereof shall likewise be covenants running with the land.

(b)           This Deed of Trust shall be transferable and negotiable, with the same force and effect and to the same extent as the Obligations may be transferable, it being understood that, upon the legal transfer or assignment by the Holders (or any of them) of any of the Obligations, the legal holder of such Obligations shall have all of the rights granted to Beneficiary for the benefit of the Holders under this Deed of Trust.  Grantor specifically agrees that upon any transfer of all or any portion of the Obligations, this Deed of Trust shall secure with retroactive rank the existing Obligations of Grantor to the transferee and any and all Obligations to such transferee thereafter arising.

(c)           Grantor hereby recognizes and agrees that the Holders (or any of them) may, from time to time and one or more times, transfer all or any portion of the Obligations to one or more third parties.  Such transfers may include, but are not limited to, sales of participation interests in such Obligations in favor of one or more third parties.  Upon any transfer of all or any portion of the Obligations, the Collateral shall secure any and all of the Obligations in favor of such a transferee then existing and thereafter arising.

7.17         Article and Section Headings.  The article and section headings in this Deed of Trust are inserted for convenience of reference and shall not be considered a part of this Deed of Trust or used in its interpretation.

7.18         Usury Not Intended.  It is the intent of Grantor and Beneficiary in the execution and performance of this Deed of Trust, the Securities Purchase Agreement and the other Transaction Documents to contract in strict compliance with applicable usury laws applicable to the Obligations as are from time to time in effect.  In furtherance thereof, Beneficiary and Grantor stipulate and agree that none of the terms and provisions contained in this Deed of Trust, the Securities Purchase Agreement or the other Transaction Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum non-usurious rate permitted by applicable law and that for purposes hereof “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Deed of Trust, the Securities Purchase Agreement and the other Transaction Documents; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Obligations, include amounts which by applicable law are deemed interest which would exceed the maximum non-usurious rate permitted by applicable law, then such excess shall be deemed to be a mistake and Beneficiary shall credit the same on the principal of the Obligations (or if the Obligations shall have been paid in full, refund said excess to Grantor).  In the event that the maturity of the Obligations is accelerated following an Event of Default, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum non-usurious rate permitted by applicable law and excess interest, if any, provided for in this Deed of Trust, the Securities Purchase Agreement or other Transaction Documents shall be canceled automatically as of the date of such acceleration and prepayment and, if theretofore paid, shall be credited on the Obligations or, if the Obligations shall have been paid in full, refunded to Grantor.  In determining whether the interest paid or payable under any specific contingencies exceeds the maximum non-usurious rate permitted by applicable law, Grantor and Beneficiary shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal part during the period of the full stated term of the Obligations, all amounts considered to be interest under applicable law of any kind contracted for, charged, received or reserved in connection with the Obligation.

7.19         Securities Purchase Agreement.  To the fullest extent possible, the terms and provisions of the Securities Purchase Agreement shall be read together with the terms and provisions of this Deed of Trust so that the terms and provisions of this Deed of Trust do not conflict with the terms and provisions of the Securities Purchase Agreement; provided, however, notwithstanding the foregoing, in the event that any of the terms or provisions of this Deed of Trust conflict with any terms or provisions of the Securities Purchase Agreement, the terms or provisions of the Securities Purchase Agreement shall govern and control for all purposes; provided that the inclusion in this Deed of Trust of terms and provisions, supplemental rights or remedies in favor of Beneficiary not addressed in the Securities Purchase Agreement shall not be deemed to be a conflict with the Securities Purchase Agreement and all such additional terms, provisions, supplemental rights or remedies contained herein shall be given full force and effect.

7.20         Due Authorization.  Grantor hereby represents, warrants and covenants to Beneficiary and the Trustee that the obligations of Grantor under this Deed of Trust are the valid, binding and legally enforceable obligations of Grantor, that the execution and delivery of this Deed of Trust by Grantor has been duly and validly authorized in all respects by Grantor, and that the persons who are executing and delivering this Deed of Trust on behalf of Grantor have full power, authority and legal right to so do, and to observe and perform all of the terms and conditions of this Deed of Trust on Grantor’s part to be observed or performed.

7.21         No Offsets, Etc.  Grantor hereby represents, warrants, and covenants to Beneficiary and the Trustee that there are no offsets, counterclaims or defenses at law or in equity against this Deed of Trust or the indebtedness secured hereby.

7.22         Bankruptcy Limitation.  Notwithstanding anything contained herein to the contrary, it is the intention of Grantor, Beneficiary and the other Holders that the amount of the Obligation secured by Grantor’s interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to Grantor.  Accordingly, notwithstanding anything to the contrary contained in this Deed of Trust in any other agreement or instrument executed in connection with the payment of any of the Obligations, the amount of the Obligations secured by Grantor’s interests in any of its Property pursuant to this Deed of Trust shall be limited to an aggregate amount equal to the largest amount that would not render Grantor’s obligations hereunder or the Liens and security interest granted to Beneficiary hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

7.23         DEFICIENCY JUDGMENT. BENEFICIARY HAS THE RIGHT TO PROCEED TO OBTAIN AND COLLECT DEFICIENCY JUDGMENT, TOGETHER WITH FORECLOSURE OF THE COLLATERAL UNDER APPLICABLE TEXAS LAW.

THIS WRITTEN AGREEMENT AND THE TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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EXECUTED AND DELIVERED effective as of the Effective Date.

GRANTOR:

ZAZA ENERGY, LLC

By:
Name:
Title:

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on this        day of April, 2012, by                                               , as                                                of Zaza Energy, LLC, a Texas limited liability company, on behalf of said limited liability company.

Notary Public in and for
the State of Texas

[SEAL]

Exhibit “A”

The designation “Working Interest” or “WI” or “GWI” when used in this Exhibit A means an interest owned in an oil, gas, and mineral lease that determines the cost-bearing percentage of the owner of such interest.  The designation “Net Revenue Interest” or “NRI” or “NRIO” or “NRIG” means that portion of the production attributable to the owner of a working interest after deduction for all royalty burdens, overriding royalty burdens or other burdens on production, except severance, production, and other similar taxes.  The designation “Overriding Royalty Interest” or “ORRI” means an interest in production which is free of any obligation for the expense of exploration, development, and production, bearing only its pro rata share of severance, production, and other similar taxes and, in instances where the document creating the overriding royalty interest so provides, costs associated with compression, dehydration, other treating or processing, or transportation of production of oil, gas, or other minerals relating to the marketing of such production.  The designation “Royalty Interest” or “RI” means an interest in production which results from an ownership in the mineral fee estate or royalty estate in the relevant land and which is free of any obligation for the expense of exploration, development, and production, bearing only its pro rata share of severance,  production, and other similar taxes and, in instances where the document creating the royalty interest so provides, costs associated with compression, dehydration, other treating or processing or transportation of production of oil, gas, or other minerals relating to the marketing of such production.  Each amount set forth as “Working Interest” or “WI” or “GWI” or “Net Revenue Interest” or “NRI” or “NRIO” or “NRIG” is Grantor’s interest after giving full effect to, among other things, all Liens permitted by the Securities Purchase Agreement and after giving full effect to the agreements or instruments set forth in this Exhibit A and any other instruments or agreements affecting Grantor’s ownership of the Hydrocarbons.

Some of the land descriptions in this Exhibit A may refer only to a portion of the land covered by a particular oil and gas lease.  This Deed of Trust is not limited to the land described in this Exhibit A but is intended to cover the entire interest of Grantor in any lease described in this Exhibit A even if such interest relates to land not described in this Exhibit A.  Reference is made to the land descriptions contained in the documents of title recorded as described in this Exhibit A.  To the extent that the land descriptions in this Exhibit A are incomplete, incorrect or not legally sufficient, the land descriptions contained in the documents so recorded are incorporated herein by this reference.

Any reference in this Exhibit A to wells or units is for warranty of interest, administrative convenience, and identification and shall not limit or restrict the right, title, interest, or Properties covered by this Deed of Trust.  All right, title, and interest of Grantor in the Properties described herein and in this Exhibit A are and shall be subject to this Deed of Trust, regardless of the presence of any units or wells not described herein.

References in this Exhibit A to instruments on file in the public records are made for all purposes.  Unless provided otherwise, all recording references in this Exhibit A are to the official real property records of the county or counties in which the mortgaged property is located and in which records such documents are or in the past have been customarily recorded, whether Deed Records, Oil and Gas Records, Oil and Gas Lease Records or other records.